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                                                                     EXHIBIT 4.2


                                    FORM OF
                        CLINICAL RESOURCE SYSTEMS, INC.
                            STOCK OPTION AGREEMENT
                            ----------------------

                                                                 ________ SHARES

     Clinical Resource Systems, Inc., a Texas corporation (the "Company") hereby grants to ____________ (the "Optionee") an incentive stock option (the "Option") to purchase from the Company at a price of $1.00 per share, ____ shares of the Company's authorized and unissued common stock, $0.002 par value per share, subject, however, to the following terms and conditions:

     1. STOCK OPTION PLAN. This Agreement (the "Agreement") and the option
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granted herein are made and accepted subject to the Company's Stock Option Plan
(the "Plan"), as amended to date. The terms and provisions of the Plan, and any amendments thereto, are hereby incorporated herein and specifically made a part hereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will prevail.

     2. TERM. The term of this Option shall be from the date hereof through the
        ----
date ten (10) years from the date hereof (the "Option Period"). In no event shall any Option granted hereunder be exercisable after the expiration of the Option Period.

     3. GRANT AND VESTING OF OPTIONS. The Option granted herein shall be
        ----------------------------
exercisable in accordance with the following schedule:

        (i)  On ____________ shares will become exercisable.

        (ii) On each of the next ____ anniversary dates of this Agreement, ____ shares will become exercisable.

     4. RESTRICTIONS ON RIGHT TO EXERCISE OPTION.
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        A. If the Optionee's employment with the Company is terminated by the
Company with or without cause, or if the Optionee terminates his employment for any reason other than death, the portion of the option granted herein which is not exercisable at the date of such termination shall thereupon immediately terminate and be null and void, and the portion of the option granted herein which is then exercisable (and has not previously been exercised) shall remain valid and exercisable for five (5) years from the date of termination; provided, however, that in no event may an option be exercised after the Option Period.

        B. Notwithstanding subparagraph A herein, if the Optionee's employment with the Company is terminated by reason of Optionee's death, all unexercised options granted hereunder shall terminate to the extent they were not exercisable at the death of Optionee, but to the extent they were then exercisable by Optionee, they shall be transferred to the Optionee's estate and shall be entitled to be exercised by the Optionee's estate for one year from the date of death.
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     5.  Limitation Upon Transfer. During the lifetime of Optionee, the option
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and all rights granted hereunder shall be exercisable only by Optionee, and the option and all rights granted hereunder shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) except by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such option or any of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

     6.  Method of Exercise. Any exercise of this Option shall be by written
         ------------------
notice delivered by Optionee to the Company. The Company shall issue the shares covered by any such notice to the Optionee as soon as practicable after receipt of such notice. Said shares shall be delivered to Optionee against payment therefor at the time of delivery in cash, or by the assignment to the Company of shares of Common Stock of the Company theretofore owned by Optionee having a value equal to such option price, or by any combination thereof. All Federal and State stock transfer taxes, if any, on the issuance and sale of said shares by the Company to Optionee shall be borne and paid by Optionee. Optionee shall not be, nor have any rights or privileges of, a shareholder of the Company in respect of any of the shares issuable upon the exercise of this Option, until such certificates representing such shares shall have been issued and delivered.

     7.   Adjustments. Subject to any required action by the Company's Board of
          -----------
Directors and shareholders, the number of shares provided for in the Option and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. Subject to any required action by the Company's Board of Directors and shareholders, if the Company shall be the surviving corporation in any merger or consolidation, the Option shall pertain to and apply to the securities to which a holder of the number of shares of the Company's Common Stock subject to the Option would have been entitled. In the event of: (a) a dissolution or liquidation of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the outstanding Common Stock of the Company to one purchaser, then the Option shall terminate, provided, however, that in such event, the Optionee shall have the right immediately prior to such dissolution or liquidation, merger or consolidation in which the Company is not the surviving corporation, or sale of all or substantially all of the outstanding Common Stock of the Company to one purchaser, to exercise the Option with respect to the full number of shares covered thereby. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan. The aforesaid adjustments, if any, shall be made by the Stock Option Committee (or such other successor committee having the same function) or the Board of Directors of the Company whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Paragraph 7, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock

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of any class or payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution or liquidation, merger or consolidation, sale of all or substantially all assets, sale of substantially all of the outstanding Common Stock of the Company, or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to the Option. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

     8. CONFIDENTIAL RELATIONSHIP. The terms and provisions of this Agreement
        -------------------------
are confidential and neither the Company nor Optionee shall divulge any of the contents of this Agreement to any person not authorized by the Company to have access thereto. If Optionee shall violate the provisions of this Paragraph 8, the Company shall have the right, at its option, to cancel and terminate this Agreement and the underlying Option with respect to any shares of stock not theretofore purchased by Optionee under the provisions of this Agreement.

     9. SUCCESSORS OF COMPANY AND OPTIONEE. This Agreement shall inure to the
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benefit of and be binding upon the Company, and its successors and assigns as well as upon Optionee and his heirs and legal representatives.

     IN WITNESS WHEREOF, this Agreement has been executed effective ____________, 19____.


                                            CLINICAL RESOURCE SYSTEMS, INC.


                                            By:________________________________


                                    [FORM]


                                            ___________________________________


ADDRESS OF RECORD: ___________________________________

                   ___________________________________

                   ___________________________________

SOCIAL SECURITY NUMBER: ______________________________

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